EXHIBIT 23.2

                   INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of AnnTaylor Stores Corporation on Form S-8 of our report dated February 28, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142), appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the fiscal year ended February 1, 2003.


/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
New York, New York
June 5, 2003